Exhibit (e)(2)

Schedule A

As of November 3, 2008, this Schedule A forms a part of the Principal Underwriter Agreement dated as of February 23, 2006 (the “Agreement”) between MassMutual Premier Funds and MML Distributors, LLC. As of November 3, 2008, this Schedule A supercedes any previous versions of said Schedule A.

Name of Series	Classes of Shares

MassMutual Premier Money Market Fund	A, L, Y, S, N
MassMutual Premier Short-Duration Bond Fund	A, L, Y, S, N
MassMutual Premier Inflation-Protected Bond Fund	A, L, Y, S, N
MassMutual Premier Core Bond Fund	A, L, Y, S, N
MassMutual Premier Diversified Bond Fund	A, L, Y, S, N
MassMutual Premier Strategic Income Fund	A, L, Y, S, N
MassMutual Premier High Yield Fund	A, L, Y, S, N
MassMutual Premier Balanced Fund	A, L, Y, S, N
MassMutual Premier Value Fund	A, L, Y, S, N
MassMutual Premier Enhanced Index Value Fund	A, L, Y, S, N
MassMutual Premier Enhanced Index Core Equity Fund	A, L, Y, S, N
MassMutual Premier Main Street Fund	A, L, Y, S, N
MassMutual Premier Capital Appreciation Fund	A, L, Y, S, N
MassMutual Premier Core Growth Fund	A, L, Y, S, N
MassMutual Premier Enhanced Index Growth Fund	A, L, Y, S, N
MassMutual Premier Discovery Value Fund	A, L, Y, S, N
MassMutual Premier Small Capitalization Value Fund	A, L, Y, S, N
MassMutual Premier Small Company Opportunities Fund	A, L, Y, S, N
MassMutual Premier Global Fund	A, L, Y, S, N
MassMutual Premier International Equity Fund	A, L, Y, S, N
MassMutual Premier Focused International Fund	A, L, Y, S, N
MassMutual Premier Main Street Small Cap Fund	A, L, Y, S, N
MassMutual Premier Core Value Equity Fund	A, L, Y, S, N
MassMutual Premier International Bond Fund	A, L, Y, S, N
MassMutual Premier Strategic Emerging Markets Fund	A, L, Y, S, N

MASSMUTUAL PREMIER FUNDS

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

MML DISTRIBUTORS, LLC

By:	/s/ Peter Lahaie
Name:	Peter Lahaie
Title:	Vice President